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                                      EXHIBIT 5

                Opinion and Consent of Brobeck, Phleger & Harrison LLP







                                    June 6, 1997


PSW Technologies, Inc.
6300 Bridgepoint Parkway, Building 3
Suite 200
Austin, TX  78730


         Re:  PSW TECHNOLOGIES, INC. (THE "COMPANY")
              REGISTRATION STATEMENT FOR AN AGGREGATE OF 2,115,000 SHARES OF COMMON STOCK


Ladies and Gentlemen:

    We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,715,000 shares of Common Stock available for issuance under the Company's 1996 Stock Option/Stock Issuance Plan and (ii) 400,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1996 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             /s/ Brobeck, Phleger & Harrison LLP

                             BROBECK, PHLEGER & HARRISON LLP